Exhibit 99.1

CHENIERE ENERGY, INC. NEWS RELEASE

CONTACT:

Cheniere Energy, Inc.

David Castaneda

Vice President Investor Relations

713-265-0202

Cheniere Energy Prices $300 Million Convertible Senior Unsecured Notes

Houston, Texas – July 22, 2005 – Cheniere Energy, Inc. (AMEX: LNG) announced today the pricing of its offering of $300 million aggregate principal amount of convertible senior unsecured notes due 2012 to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933. The notes will bear interest at a rate of 2.25% per year. The sale of the notes to the initial purchaser is expected to settle on July 27, 2005.

The notes will be convertible into the company’s common stock under certain circumstances at an initial conversion rate of 28.2326 per $1,000 principal amount of the notes, which is equal to a conversion price of approximately $35.42 per share. The initial conversion price represents a premium of approximately 10% relative to the last reported closing price of the company’s common stock on the American Stock Exchange on July 21, 2005. The company may redeem some or all of the notes on or before August 1, 2012, for cash at a redemption price of 100% of the principal plus any accrued and unpaid interest if in the previous 10 days the volume weighted average price of its common stock exceeds $53.13, subject to adjustment, for at least 5 consecutive trading days. In addition, the company will make an additional payment equal to the present value of all remaining scheduled interest payments through August 1, 2012, discounted at U.S Treasuries plus 50 basis points. The notes may be converted at the option of the holders at any time.

The company has also granted the initial purchaser a 30-day option to purchase up to an additional $25 million aggregate principal amount of notes.

The company intends to use approximately $70 million of the net proceeds for the cost of hedge transactions with an affiliate of the initial purchaser in connection with the offering which have a term of two years and are expected to offset potential dilution from conversion of the notes up to a market price of $70.00 per share. The company plans to use the balance of the net proceeds for general corporate purposes. Pending such uses, the company intends to invest the remaining net proceeds in interest bearing instruments.

This announcement is neither an offer to sell nor a solicitation of an offer to buy any of these securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

The securities will not be registered under the Securities Act of 1933, or any state securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act of 1933 and applicable state laws.

This press release contains certain statements that may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included herein are “forward-looking statements.” Included among “forward-looking statements” are, among other things, (i) statements regarding Cheniere’s business strategy, plans and objectives and (ii) statements expressing beliefs and expectations regarding the development of Cheniere’s LNG receiving terminal business. Although Cheniere believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Cheniere’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in Cheniere’s periodic reports that are filed with and available from the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required under the securities laws, Cheniere does not assume a duty to update these forward-looking statements.

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